EXHIBIT 23




Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-11139) pertaining to the Boston Communications Group, Inc. 1996 Stock Option Plan, (Form S-8 No. 333-11191) pertaining to the Boston Communications Group, Inc. Non-Qualified Stock Options Pursuant to Written Option Agreements, (Form S-8 No. 333-11195) pertaining to the Boston Communications Group, Inc. 1996 Employee Stock Purchase Plan, (Form S-8 No. 333-57643) pertaining to the Boston Communications Group, Inc. 1998 Stock Incentive Plan and (Form S-8 No. 333-57641) pertaining to the Boston Communications Group, Inc. Non-Statutory Stock Option and (Form S-8 No. 333-85247) pertaining to the Boston Communications Group, Inc. Non-Qualified Stock Options Pursuant to Written Option Agreements and of our report dated January 28, 2000, with respect to the consolidated financial statements and schedule of Boston Communications Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                     					/s/ Ernst & Young LLP


Boston, Massachusetts
March 24, 2000